Item 30. Exhibit (g) ii. a. i.

AMENDMENT to the

AUTOMATIC QUOTA SHARE, FACULTATIVE AND AUTOMATIC EXCESS YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPNAY OF AMERICA

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: January 1, 2023

Coverage: APEX Variable Universal Life & [    ]

TAI Code: [    ] Reinsurer Agreement: [    ]

[    ]

Effective April 20, 2024, the Agreement is hereby amended to adjust the automatic, automatic excess and the automatic excess percentages and add C.M. Life Insurance Company as a Party to the Agreement.

1.	C.M. Life Insurance Company of Enfield, Connecticut is hereby added as a Party to the Agreement and agrees to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. The defined term “Ceding Company” as set forth in Section 1.1 shall be amended to mean C.M. Life Insurance Company and Massachusetts Mutual Life Insurance Company.

2.	Section 1.1 shall be amended to add the following paragraph:

The obligations of the Ceding Company under this Agreement shall be performed by MassMutual or C.M. Life, as applicable, based on which entity issued the Policies to which such obligations relate, and such obligations shall be several and not joint in nature with respect to each such entity. For the avoidance of doubt, the entities named as Ceding Company under this Agreement are separate and distinct entities and have entered into one reinsurance agreement solely for ease of administration. The obligations of one entity named as Ceding Company entity do not become the obligations of another entity named as Ceding Company simply by virtue of being a Party to this Agreement or their relationship to one another.

3.	Section 20.1 shall be amended to add the following sentence:

The Parties agree that no arbitrator will have power to impose obligations and/or liability on a Ceding Company if it has not issued the Policy(ies) underlying the dispute.

4.	Exhibit B of the Agreement is hereby replaced in its entirety with the attached Exhibit B – Plans Covered and Binding Limits.

5.	Exhibit E of the Agreement is hereby replaced in its entirety with the attached Exhibit E – Reinsurance Premium Rates.

6.	Addendum A-1: Reinsurer Premium Rates is hereby added to the Agreement.

Effective July 18, 2022, the Agreement is hereby amended as follows to update the Ceding Company’s corporate retention limits.

7.	Exhibit A of the Agreement is hereby replaced in its entirety with the attached Exhibit A – Retention Limits of the Ceding Company.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both Parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	4/5/2024
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	4/5/2024
Chad Madore
Head of Reinsurance Development & Management

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Bo Bell	Date:	4/4/2024
Bo Bell
Assistant Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	4/4/2024
Suzanne Downey
Vice President

EXHIBIT B: Plans Covered and Binding Limits

B.1	Plan, Riders and Benefits

a)	Issuing Companies: Policies issued by C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.
b)	Type of Business: Life insurance only. [ ].
c)	Plans of Insurance: [ ] Variable Life Insurance Policy and the following riders: [ ].

[    ].

The Ceding Company [    ]:

1.	[ ]

The [    ].

[ ]:

[table deleted]

2.	[ ]

From the Reinsurer’s perspective, [    ].

The [    ]. The [    ].

[    ][    ][    ].

The [    ].

[    ]

d)	Eligible Policies: [ ] Variable Life Insurance Policies and increases that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those Policies issued as continuations of such Policies under the Agreement (including Policies [ ] the Effective Date of this Agreement).

e)	Basis of Reinsurance:

Effective for policies with issue dates on or after April 20, 2024

The Reinsurer [    ].

Effective for policies with issue dates January 1, 2023 through April 19, 2024

The Reinsurer [    ].

f)	Issue Ages: [ ]

B.2	Automatic Reinsurance Limits

a)	Reinsurer’s Share:

Effective for policies with issue dates on or after April 20, 2024

Automatic Quota Share: [    ]%

Automatic Excess: [    ]%

Effective for policies with issue dates January 1, 2023 through April 19, 2024

Automatic Quota Share: [    ]%

Automatic Excess: [    ]%

b)	Ceding Company’s Retention:

Effective for policies with issue dates on or after April 20, 2024

Automatic Quota Share: The Ceding Company will retain [    ]% of the first $[    ] up to its maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

Effective for policies with issue dates January 1, 2023 through April 19, 2024

Automatic Quota Share: The Ceding Company will retain [    ]% of the first $[    ] up to its maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

c)	Reinsurer’s Automatic Binding Limit:

Effective for policies with issue dates on or after April 20, 2024

Automatic Quota Share: Maximum per life is [    ]% of the Automatic Issue Limit as shown in Item D below.

Automatic Excess: An additional amount of [    ]% above the Reinsurer’s Automatic Quota Share, up to a maximum limit shown in the table in Item D below, per life.

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[    ].

Effective for policies with issue dates January 1, 2023 through April 19, 2024

Automatic Quota Share: Maximum per life is [    ]% of the Automatic Issue Limit as shown in Item D below.

Automatic Excess: An additional amount of [    ]% above the Reinsurer’s Automatic Quota Share, up to a maximum limit shown in the table in Item D below, per life.

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other Agreements between the Parties will not exceed $[    ].

d)	Automatic Issue Limit:

Effective for policies with issue dates on or after April 20, 2024

Automatic Quota Share:

Minimum Face Amount: $[    ]

Maximum Face Amount: [    ][    ]

[table deleted]

[    ]

Automatic Excess:

Minimum Face Amount: [    ]:

[table deleted]

[    ]

Maximum Face Amount: [    ]:

[table deleted]

[    ]

Effective for policies with issue dates January 1, 2023 through April 19, 2024

Automatic Quota Share:

Minimum Face Amount: $[    ]

Maximum Face Amount: [    ]:

[table deleted]

[    ]

Automatic Excess:

Minimum Face Amount: [    ]:

[table deleted]

[    ]

Maximum Face Amount: [    ]:

[table deleted]

[    ]

B.3	Jumbo Limit

$[    ] of life insurance inforce and “Applied For” with signature (defined below) [    ].

The Ceding Company does [    ]“Applied for” means a [    ]. Prior to or at the time of issuing a Policy, the Ceding Company will [    ].

As a [    ].

B.4	Cession Limits

Per Policy:

a)	Minimum Initial Cession Amount: $[ ]

B.5	Lead Underwriter Reinsurer

The Parties agree [    ].

Examples of [    ]:

•	[ ].
•	[ ].
•	[ ].

[    ]:

•	[ ]; or
•	[ ].

[    ].

The [    ].

EXHIBIT B-2: [    ]

[    ]

Exhibit E: [    ]

E.1	Reinsurance Premium Calculation

[    ]= reinsurance premium

E.2	Reinsurance Premium Rates

Effective for policies with issue dates on or after April 20, 2024

Reinsurance premiums will be paid annually in advance, based on the annual reinsurance premiums for those Policies crossing their anniversaries in the reporting month. First year premium rates are [    ]. Reinsurance premium rates are attached in Addendum A-1.

Reinsurance premiums will be paid to the Reinsurer until death, Policy maturity/expiry, lapse, or [    ], unless otherwise mutually agreed to in writing.

Reinsurance premium rates starting at age [    ].

There is no additional reinsurance premium payable for reinsured riders, except to the extent that for any reinsured riders which increase the reinsured net amount at risk, such increases shall be paid for at the [    ] premium rates as the base plan.

The Reinsurer provides facultative capacity and excess capacity of up to $[    ].

Effective for policies with issue dates January 1, 2023 through April 19, 2024

Reinsurance premiums will be paid annually in advance, based on the annual reinsurance premiums for those Policies crossing their anniversaries in the reporting month. First year premium rates are [    ]. Reinsurance premium rates are attached in Addendum A.

Reinsurance premiums will be paid to the Reinsurer until death, Policy maturity/expiry, lapse, or [    ], unless otherwise mutually agreed to in writing.

Reinsurance premium rates starting at age [    ].

There is no additional reinsurance premium payable for reinsured riders, except to the extent that for any reinsured riders which increase the reinsured net amount at risk, such increases shall be paid for at the [    ] premium rates as the base plan.

The Reinsurer provides facultative capacity and excess capacity of up to $[    ].

E.3	Percentages

Not applicable to this Agreement.

E.4	Policy Fees

No Policy fees shall be paid under this Agreement.

E.5	Age Basis

Age nearest birthday

E.6	Flat Extras

Policies with permanent and temporary flat extra ratings will have reinsurance premiums that are [    ].

(1)       [    ]

Permanent flat extras ([    ]) will drop off the Policy after the later of [    ].

E.7	Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates [    ].

Permanent ratings will drop off the Policy after the later of [    ]. If the insured’s underwriting classification changes to one of the standard classes, then the rating would no longer apply, and the rating can be terminated prior to the greater of [    ] in accordance with Section 9.3 – Risk Classification Changes.

Addendum A-1: [    ]

[    ].

“[    ]”

Exhibit A: Retention Limits of the Ceding Company

[    ]

[table deleted]

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